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                                                                    EXHIBIT 99.1

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                            PER-SE TECHNOLOGIES, INC.
                          2006 LONG-TERM INCENTIVE PLAN

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                            PER-SE TECHNOLOGIES, INC.
                          2006 LONG-TERM INCENTIVE PLAN

ARTICLE 1 PURPOSE..........................................................    1
   1.1     General.........................................................    1
ARTICLE 2 DEFINITIONS......................................................    1
   2.1     Definitions.....................................................    1
ARTICLE 3 EFFECTIVE TERM OF PLAN...........................................    5
   3.1     Effective Date..................................................    5
   3.2     Termination of Plan.............................................    5
ARTICLE 4 ADMINISTRATION...................................................    5
   4.1     Committee.......................................................    5
   4.2     Action and Interpretations by the Committee.....................    6
   4.3     Authority of Committee..........................................    6
   4.4     Award Certificates..............................................    7
ARTICLE 5 SHARES SUBJECT TO THE PLAN.......................................    7
   5.1     Number of Shares................................................    7
   5.2     Share Counting..................................................    7
   5.3     Stock Distributed...............................................    8
   5.4     Limitation on Awards............................................    8
   5.5     Limitation on Annual "Burn Rate"................................    8
ARTICLE 6 ELIGIBILITY......................................................    8
   6.1     General.........................................................    8
ARTICLE 7 STOCK OPTIONS....................................................    8
   7.1     General.........................................................    8
   7.2     Incentive Stock Options.........................................    8
ARTICLE 8 STOCK APPRECIATION RIGHTS........................................    9
   8.1     Grant of Stock Appreciation Rights..............................    9
ARTICLE 9 PERFORMANCE AWARDS...............................................    9
   9.1     Grant of Performance Awards.....................................    9
   9.2     Performance Goals...............................................    9
   9.3     Right to Payment................................................    9
   9.4     Other Terms.....................................................   10
ARTICLE 10 RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS...............   10
   10.1    Grant of Restricted Stock and Restricted Stock Units............   10
   10.2    Issuance and Restrictions.......................................   10
   10.3    Forfeiture......................................................   10
   10.4    Delivery of Restricted Stock....................................   10
ARTICLE 11 DEFERRED STOCK UNITS............................................   11
   11.1    Grant of Deferred Stock Units...................................   11
ARTICLE 12 DIVIDEND EQUIVALENTS............................................   11
   12.1    Grant of Dividend Equivalents...................................   11
ARTICLE 13 STOCK OR OTHER STOCK-BASED AWARDS...............................   11
   13.1    Grant of Stock or Other Stock-Based Awards......................   11
ARTICLE 14 PROVISIONS APPLICABLE TO AWARDS.................................   11
   14.1    Term of Award...................................................   11
   14.2    Form of Payment for Awards......................................   11
   14.3    Limits on Transfer..............................................   12
   14.4    Beneficiaries...................................................   12
   14.5    Stock Transfers.................................................   12
   14.6    Acceleration upon Death or Disability...........................   12
   14.7    Effect of a Change in Control...................................   12
   14.8    Acceleration for Other Reasons..................................   13
   14.9    Effect of Acceleration..........................................   13
   14.10   Qualified Performance-Based Awards..............................   13
   14.11   Termination of Employment.......................................   15
   14.12   Substitute Awards...............................................   15
ARTICLE 15 CHANGES IN CAPITAL STRUCTURE....................................   15
   15.1    General.........................................................   15


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
ARTICLE 16 AMENDMENT, MODIFICATION AND TERMINATION.........................   16
   16.1    Amendment, Modification and Termination.........................   16
   16.2    Awards Previously Granted.......................................   16
ARTICLE 17 GENERAL PROVISIONS..............................................   17
   17.1    No Rights to Awards; Non-Uniform Determinations.................   17
   17.2    No Stockholder Rights...........................................   17
   17.3    Withholding.....................................................   17
   17.4    Special Provisions Related to Section 409A of the Code..........   17
   17.5    No Right to Continued Service...................................   17
   17.6    Unfunded Status of Awards.......................................   18
   17.7    Relationship to Other Benefits..................................   18
   17.8    Expenses........................................................   18
   17.9    Titles and Headings.............................................   18
   17.10   Gender and Number...............................................   18
   17.11   Fractional Shares...............................................   18
   17.12   Government and Other Regulations................................   18
   17.13   Governing Law...................................................   18
   17.14   Additional Provisions...........................................   18
   17.15   No Limitations on Rights of Company.............................   18
   17.16   Indemnification.................................................   19


                                       ii
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                            PER-SE TECHNOLOGIES, INC.
                          2006 LONG-TERM INCENTIVE PLAN

                                    ARTICLE 1

                                     PURPOSE

     1.1. GENERAL. The purpose of the Per-Se Technologies, Inc. 2006 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Per-Se Technologies, Inc. (the "Company"), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

                                    ARTICLE 2

                                   DEFINITIONS

     2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Affiliate" means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

          (b) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

          (c) "Award Certificate" means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Cause" as a reason for a Participant's termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, "Cause" shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant's termination of directorship, "Cause" means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of "Cause" shall be conclusive on the Participant and the Company.

          (f) "Change in Control" means and includes the occurrence of any one of the following events:


                                        3

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               (i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

               (ii) any person becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 25% or more of the then-outstanding shares of common stock of the Company ("Company Common Stock") or (B) securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

               (iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets (a "Sale") or the acquisition of assets or stock of another corporation or other entity (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiaries, the "Surviving Entity") in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the beneficial owner, directly or indirectly, of 40% or more of the total common stock or 40% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

               (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

          (h) "Committee" means the committee of the Board described in Article
     4.

          (i) "Company" means Per-Se Technologies, a Delaware corporation, or any successor corporation.

          (j) "Continuous Status as a Participant" means the absence of any interruption or termination of service as


                                       A-2

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     an employee, officer, consultant or director of the Company or any
     Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (k) "Covered Employee" means a covered employee as defined in Code
     Section 162(m)(3).

          (l) "Deferred Stock Unit" means a right granted to a Participant under
     Article 11 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections, which right may be subject to certain restrictions but is not subject to risk of forfeiture.

          (m) "Disability" or "Disabled" has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

          (n) "Dividend Equivalent" means a right granted to a Participant under
     Article 12.

          (o) "Effective Date" has the meaning assigned such term in Section
     3.1.

          (p) "Eligible Participant" means an employee, officer, consultant or director of the Company or any Affiliate.

          (q) "Exchange" means the Nasdaq National Market or any national securities exchange on which the Stock may from time to time be listed or traded.

          (r) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

          (s) "Full Value Award" means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

          (t) "Grant Date" of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

          (u) "Incentive Stock Option" means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

          (v) "Non-Employee Director" means a director of the Company who is not a common law employee of the Company or an Affiliate.

          (w) "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

          (x) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

          (y) "Other Stock-Based Award" means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (z) "Parent" means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company.
     Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

          (aa) "Participant" means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term "Participant" refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

          (bb) "Performance Award" means Performance Shares or Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

          (cc) "Performance-Based Cash Award" means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

          (dd) "Performance Share" means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

          (ee) "Performance Unit" means a right granted to a Participant under
     Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

          (ff) "Person" means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

          (gg) "Plan" means the Per-Se Technologies, Inc. 2006 Long-Term Incentive Plan, as amended from time to time.

          (hh) "Qualified Performance-Based Award" means an Award that is either
     (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.12(b), or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

          (ii) "Qualified Business Criteria" means one or more of the Business Criteria listed in Section 14.12(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

          (jj) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

          (kk) "Restricted Stock Unit Award" means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

          (ll) "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

          (mm) "Shares" means shares of the Company's Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term "Shares" shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to
     Section 15.1.

          (nn) "Stock" means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

          (oo) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

          (pp) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

          (qq) "1933 Act" means the Securities Act of 1933, as amended from time to time.

          (rr) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                    ARTICLE 3

                             EFFECTIVE TERM OF PLAN

     3.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company (the "Effective Date").

     3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

                                    ARTICLE 4

                                 ADMINISTRATION

     4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m)) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

     4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's or an Affiliate's independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

     4.3. AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

          (a) Grant Awards;

          (b) Designate Participants;

          (c) Determine the type or types of Awards to be granted to each Participant;

          (d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

          (e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Section 14.8, based in each case on such considerations as the Committee in its sole discretion determines;

          (g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

          (i) Decide all other matters that must be determined in connection with an Award;

          (j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

          (k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

          (l) Amend the Plan or any Award Certificate as provided herein; and

          (m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

     Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

     Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and
(ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

     4.4. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

                                    ARTICLE 5

                           SHARES SUBJECT TO THE PLAN

     5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,500,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,500,000.

     5.2. SHARE COUNTING.

          (a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

          (b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

          (c) Shares withheld from an Award to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan (but Shares delivered by a Participant to satisfy tax withholding requirements shall not be added back to the number of Shares available for issuance under the Plan).

          (d) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

          (e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, only the number of Shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

          (f) Substitute Awards granted pursuant to Section 14.12 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

     5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 250,000. The maximum aggregate grant with respect to Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 250,000. The aggregate dollar value of any Performance-Based Cash Award or other cash-based award that may be paid to any one Participant during any one calendar year under the Plan shall be $1,000,000.

     5.5. LIMITATION ON ANNUAL "BURN RATE". Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum aggregate number of Shares with respect to Awards that may be granted during any one calendar year under the Plan is 1,000,000.

                                    ARTICLE 6

                                   ELIGIBILITY

     6.1. GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

                                    ARTICLE 7

                                  STOCK OPTIONS

     7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.12) shall not be less than the Fair Market Value as of the Grant Date.

          (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Subject to Section 14.8, the Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

          (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including "cashless exercise" arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

          (d) EXERCISE TERM. In no event may any Option be exercisable for more than seven years from the Grant Date.

     7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

                                    ARTICLE 8

                            STOCK APPRECIATION RIGHTS

     8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

          (a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                    (1) The Fair Market Value of one Share on the date of
               exercise; over

                    (2) The base price of the Stock Appreciation Right as
               determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

          (b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

                                    ARTICLE 9

                               PERFORMANCE AWARDS

     9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

     9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

     9.3. RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value if the Committee so provides, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property (including Shares) as determined by the Committee, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a

Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.

     9.4. OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property in the discretion of the Committee, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

                                   ARTICLE 10

                RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

     10.1. GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

     10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock) covering a period of time specified by the Committee (the "Restriction Period"). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

     10.3. FORFEITURE. Except for certain limited situations described in Sections 14.6, 14.7 and 14.8, Restricted Stock Awards and Restricted Stock Unit Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time). Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units.

     10.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                   ARTICLE 11

                              DEFERRED STOCK UNITS

     11.1. GRANT OF DEFERRED STOCK UNITS. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.

                                   ARTICLE 12

                              DIVIDEND EQUIVALENTS

     12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested.

                                   ARTICLE 13

                        STOCK OR OTHER STOCK-BASED AWARDS

     13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Except for certain limited situations described in Sections 14.6, 14.7 and 14.8, Other Stock-Based Awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time); provided that such restrictions shall not be applicable to any substitute awards granted under Section 14.12, grants of Other Stock-Based Awards in payment of Performance Awards pursuant to
Article 9, or grants of Other Stock-Based Awards granted in lieu of cash or other compensation.

                                   ARTICLE 14

                         PROVISIONS APPLICABLE TO AWARDS

     14.1. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of seven years from its Grant Date.

     14.2. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     14.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers to a third party for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

     14.4. BENEFICIARIES. Notwithstanding Section 14.3, a Participant may designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death by filing a beneficiary designation form, in such form as determined by the Committee, with the Company. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made in accordance with applicable law. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed on a beneficiary form with the Company.

     14.5. STOCK TRANSFERS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

     14.6. ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the Participant's death or Disability during his or her Continuous Status as a Participant, (i) all of such Participant's outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant's outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant's outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the "target" level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

     14.7. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 14.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

          (a) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the "target" level and there shall be prorata payout to Participants within thirty (30) days following the Change in Control (or, if later, the first date that such payment may be made without causing a violation of

     Section 409A of the code) based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

          (b) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant's employment is terminated without Cause or (subject to the following sentence) the Participant resigns for Good Reason, then (i) all of that Participant's outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that Participant's performance-based Awards shall be deemed to have been earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the "target" level and there shall be prorata payout to such Participant within thirty (30) days following the date of termination of employment (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the code) based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

     14.8. ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 14.6 or 14.7 above, and subject to Section
14.10 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of a Participant's Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.

     14.9. EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.6, 14.7 or 14.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

     14.10. QUALIFIED PERFORMANCE-BASED AWARDS.

          (a) The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

          (b) When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

     -    Revenue

     -    Sales

     - Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

     - Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

     - Net income (before or after taxes, operating income or other income measures)

     -    Cash (cash flow, cash generation or other cash measures)

     -    Stock price or performance

     - Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

     - Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales);

     -    Market share

     -    Improvements in capital structure

     - Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

     -    Business expansion or consolidation (acquisitions and divestitures)

     -    Internal rate of return or increase in net present value

     - Working capital targets relating to inventory and/or accounts receivable

          Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers or other comparator groups such as an industry-specific or broader market index. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

          (c) Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death, retirement or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.

          (d) The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

          (e) Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

          (f) Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

     14.11. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant's Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant's employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

     14.12. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

                                   ARTICLE 15

                          CHANGES IN CAPITAL STRUCTURE

     15.1. GENERAL. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, upon the occurrence or in anticipation of such an event, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised,
(iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under
Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

                                   ARTICLE 16

                     AMENDMENT, MODIFICATION AND TERMINATION

     16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

     16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

          (a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

          (b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

          (c) Except as otherwise provided in Article 15, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

          (d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be "adversely affected" by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

                                   ARTICLE 17

                               GENERAL PROVISIONS

     17.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

     17.2. NO STOCKHOLDER RIGHTS. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

     17.3. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy tax obligations in excess of the minimum tax withholding obligation, such Shares must be mature. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for taxes if the surrender of Shares for such purpose would result in the Company's recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

     17.4. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

          (a) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason the occurrence of a Change in Control or the Participant's Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of "change in control event", "disability" or "separation from service", as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Certificate.

          (b) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent necessary to avoid the application of
     Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the 15(th) day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the "Safe Harbor Extension Period"), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an extension to the last day of the Safe Harbor Extension Period and no later.

     17.5. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant's Award or otherwise.

     17.6. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

     17.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

     17.8. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

     17.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     17.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     17.11. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

     17.12. GOVERNMENT AND OTHER REGULATIONS.

          (a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

          (b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee's determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

     17.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

     17.14. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

     17.15. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the

Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

     17.16. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     The foregoing is hereby acknowledged as being the Per-Se Technologies, Inc. 2006 Long-Term Incentive Plan as adopted by the Board on March 1, 2006 and approved by the stockholders on May 25, 2006.

                                        PER-SE TECHNOLOGIES, INC.


                                        By: /s/ PHILIP M. PEAD
                                            ------------------------------------
                                            Philip M. Pead
                                            Chairman, President and Chief
                                            Executive Officer


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